UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 12, 2006

Specialty Underwriters' Alliance, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50891	20-0432760
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

222 South Riverside Plaza, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 782-4672

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 12, 2006, Specialty Underwriters’ Alliance, Inc. (the "Company") adopted its 2006 officer bonus program, pursuant to which officers of the Company and its subsidiary, SUA Insurance Company, may be eligible for discretionary cash bonuses (the "Officer Bonus Program"). The Officer Bonus Program is intended to reward the covered employees for their contribution to the overall success of the Company, as measured by the Company’s return on equity. It is intended that bonuses paid under the Officer Bonus Program, if any, would be determined by reference to an individual’s performance goals, his or her contribution to the Company’s performance and a percentage of base salary associated with quarterly and annual return on equity targets set forth in the Officer Bonus Program.

Although the Officer Bonus Program has set parameters, the determination to pay any person a bonus under the Officer Bonus Program, the size of any bonus and the criteria, including the individual performance goals, used in making such determinations are entirely at the discretion of the Compensation Committee of the Board of Directors of the Company.

The following four senior executive officers of the Company (the "Senior Executive Officers") are eligible to receive bonuses under the Officer Bonus Program: the Chief Executive Officer; the Executive Vice President, Chief Financial Officer; the Senior Vice President, Chief Underwriting Officer; and the Senior Vice President, Chief Claims Officer. Each of these Senior Executive Officers currently has an employment contract that expires on December 31, 2007 and that provides for a bonus of up to 100% of such person’s base salary for each year (the "Contract Bonus"). Pursuant to those employment contracts, a portion of the Contract Bonus, 25% of base salary, must be paid to such Senior Executive Officer if such person is employed by the Company as of the end of the applicable year. The remaining potential bonus, up to 75% percent of such person’s base salary, is discretionary and, if paid, would be paid pursuant to the Officer Bonus Program (the "Senior Executive Discretionary Bonus"). Any Senior Executive Discretionary Bonus would not be payable until January 15, 2010. Senior Executive Discretionary Bonuses may be forfeited upon involuntary termination for cause, or certain voluntary terminations, as provided by the terms of the respective employment agreements.

The other executive officers (the "Other Officers") covered by the Officer Bonus Program are: the Vice President, General Counsel, Administration and Corporate Relations; the Vice President, Chief Actuarial Officer; the Vice President, Chief Information Officer; and the Vice President, Controller. Each of these individuals would be eligible to receive a bonus of up to 50% of their base salary. For Other Officers, any deferred portion of any bonus may be forfeited upon voluntary termination or involuntary termination for cause.

Bonus determinations and payments, if any, will be determined after the financial results for the applicable year are available. Actual cash bonus payments to any individual covered by the Officer Bonus Program will not exceed 25% of such individual’s then current annual base salary. The balance of any such bonus shall be deferred until January 15, 2010.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits:

Exhibit No. Description

99.1 Description of 2006 Officer Bonus Program

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Specialty Underwriters' Alliance, Inc.

June 13, 2006	By:	/s/ Peter E. Jokiel

Name: Peter E. Jokiel
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Description of 2006 Officer Bonus Program